CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                             NEWSTATE HOLDINGS, INC.

         This is to certify that the Certificate of Incorporation of NEWSTATE HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, is hereby amended as follows:

                  FIRST: The name of the Corporation is NewState Holdings, Inc. (hereinafter referred to as the "Corporation").

                  SECOND: That the Board of Directors of the Corporation by unanimous written consent dated as of March 1, 2001, adopted resolutions to amend the original certificate as follows:

                           RESOLVED,  that the Certificate of  Incorporation  of
                  this Corporation be amended by deleting Section 4.1 thereof and by substituting in lieu of said Section 4.1 the following new Section 4.1:

                           "4.1  Authorized  Stock and  Classes  of  Stock.  The
                  Corporation shall have the authority to issue 20,000,000 shares of Common Stock, $0.01 par value."

                  THIRD: That the number of shares of stock of the Corporation outstanding and entitled to vote on an amendment to the Certificate of Incorporation is 11,508,684; that the said change and amendment have been consented to in writing and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  FOURTH: The Corporation has provided all stockholders entitled to vote thereon with written notice of said change and amendment to the Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned authorized officer has caused this Certificate to be executed on this ___ day of April, 2001.



                                   -----------------------------------
                                   Ernest B. Kim,
                                   Chairman of the Board, President and
                                   Chief Executive Officer